EXHIBIT  11



                            STANFORD MANAGEMENT LTD.

                   Statement re: Computation of Share Earnings



Stanford  has  2,358,500  common  shares outstanding as at November 30, 2004 (*)




     Accumulated  loss  as  at  November 30, 2004                    $   138,584
                                                                     -----------

     Loss  per  share  -  based  on  outstanding  shares               $  0.057
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(*)     There  have  been  no  shares  issued  since  November  30,  2004.